UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2013
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 25, 2013, Sensient Technologies Corporation ("Sensient" or the "Company") issued a press release regarding the planned retirement of Kenneth P. Manning on February 1, 2014, the transfer of his responsibilities as Chief Executive Officer to his successor, Paul Manning, and Kenneth P. Manning's continued service as non-employee Chairman of the Board of Directors (the "Board") and Advisor to the Company to ensure an orderly transition to new management.

As previously announced, on October 18, 2012, the Board amended Sensient's employment agreement with Kenneth P. Manning, its Chairman of the Board and Chief Executive Officer.  Pursuant to that employment agreement, Kenneth P. Manning will continue his employment as Chief Executive Officer through February 1, 2014.  Additionally, the parties thereto expressed a mutual intention that Kenneth P. Manning will continue to serve thereafter as Sensient's non-employee Chairman of the Board through December 31, 2015.

On July 25, 2013, the Board approved a compensatory arrangement with Kenneth P. Manning in consideration of the duties Kenneth P. Manning will perform and the additional advisory services that Kenneth P. Manning will provide as Sensient's non-employee Chairman of the Board and Advisor to the Company, commencing February 2, 2014.  The compensatory arrangement was approved consistent with the recommendation of the Nominating and Corporate Governance Committee and a proposal prepared by Towers Watson, Sensient's independent compensation consultant.  Towers Watson's proposal outlined the advisory services to be provided by Kenneth P. Manning to the Company and recommended the compensation to be paid to Kenneth P. Manning for serving as non-employee Chairman of the Board and Advisor to the Company.  The compensation recommended by Towers Watson to be paid by the Company to Kenneth P. Manning for serving as non-employee Chairman of the Board and Advisor to the Company was based on a review of competitive practices with regard to compensation levels and structures for employee and non-employee chairman roles at other public companies.  The compensatory arrangement includes the following terms:

•	Kenneth P. Manning will serve as non-employee Chairman of the Board and Advisor to the Company in order to assist in the transition to new management.

•
Kenneth P. Manning's duties as non-employee Chairman of the Board and his additional advisory services will include administering Board activities; providing strategic planning and support, including providing input on the global economy, preparing strategic memoranda and conducting annual strategy meetings; reviewing and advising training programs, including conducting General Manager training sessions and the annual review of training programs; continuing to act as a liaison to Wall Street analysts; advising on and participating in activities related to mergers and acquisitions; serving on the Company's Executive Committee and Scientific Advisory Committee; chairing the Sensient Foundation; advising on industry and technical matters; and being available to the successor Chief Executive Officer as required.

•
Some of those duties and additional advisory services are typical to the role of non-employee Chairman of the Board, and others reflect Kenneth P. Manning's special knowledge of the Company and its business operations and are expected to require significantly more time and effort than would be normally required of a non-employee Chairman of the Board.

•
In consideration for his services as non-employee Chairman of the Board and Advisor to the Company, the Company will provide to Kenneth P. Manning total direct compensation of approximately $850,000 annually, which consists of a $205,000 annual retainer and $530,000 in annual advisory fees, with the remainder being comprised of meeting fees, pension benefits and long-term incentive awards applicable to all members of the Board.

In anticipation of Kenneth P. Manning's service as non-employee Chairman of the Board and Advisor to the Company, certain amendments to director compensations plans were approved.

On July 25, 2013, the Board amended the last sentence of Section 1.1 of the Company’s 2012 Non-Employee Directors Stock Plan (the "Stock Plan"), effective immediately, to provide that the definition of "Non-Employee Director" shall mean any director who is not treated as an employee of the Company.  Prior to the amendment of the Stock Plan, the definition of "Non-Employee Director" in the last sentence of Section 1.1 of the Stock Plan referenced the definition of "Non-Employee Director" contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, which is limited to directors receiving annual compensation of less than $120,000 for services to the Company as a consultant or in any capacity other than as a director.

On July 25, 2013, the Board amended the first sentence of Section 3(b) of the Companys Non-Employee Directors' Retirement Plan (the "Retirement Plan"), effective immediately, to clarify that the retirement benefit payable to a retired director under the Retirement Plan will be based upon the director's base annual retainer (which excludes any additional amounts for services as Board Chairman or advisor) and the director's years of service as a non-employee director. Prior to the amendment of the Retirement Plan, the first sentence of Section 3(b) of the Retirement Plan provided that the retirement benefit payable to a retired director under the Retirement Plan would be based upon the director's annual retainer and the director's years of service.

The foregoing descriptions of the amendments to the Stock Plan and the Retirement Plan do not purport to be complete and are qualified in their entirety by reference to the Sensient Technologies Corporation 2012 Non-Employee Directors Stock Plan (Amended and Restated as of July 25, 2013) and the Sensient Technologies Corporation Non-Employee Directors' Retirement Plan (Amended and Restated as of July 25, 2013), which are filed as Exhibit 10.1 and Exhibit 10.2 to this Report on Form 8-K, respectively.

On July 25, 2013, the Board elected Paul Manning to the position of President and Chief Executive Officer, effective February 2, 2014, to replace Kenneth P. Manning following the retirement of Kenneth P. Manning as Chief Executive Officer.  Paul Manning has been serving as Sensient’s President and Chief Operating Officer since October 2012.  Paul Manning is the son of Kenneth P. Manning, Sensient’s Chairman of the Board and Chief Executive Officer.  As an executive officer of Sensient, Paul Manning's 2013 compensation and benefits are described in Sensient's most recent Proxy Statement.  This promotion will not result in any material changes to Paul Manning's compensation and benefits at this time.  Paul Manning's annual base salary and other compensation will be evaluated in light of his new responsibilities in connection with Sensient’s annual compensation determinations in December 2013.

In satisfaction of the disclosure required by Items 401(b), 401(d) and 401(e) of Regulation S-K, the sections of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2013, entitled "Executive Officers of the Registrant" and "Certain Relationships and Related Transactions and Director Independence" are incorporated by reference herein.  With respect to the disclosure required by Item 404(a) of Regulation S-K, the section of the Company's 2013 Proxy Statement, filed with the Securities and Exchange Commission on March 15, 2013, entitled "Transactions with Related Persons" is incorporated by reference herein.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR.

On July 25, 2013, the Board amended the charter of the Compensation and Development Committee (which is Section 3.15 of the Amended and Restated By-laws of Sensient Technologies Corporation as amended as of July 25, 2013 (the "By-Laws")), the charter of the Nominating and Corporate Governance Committee (which is Section 3.17 of the By-laws) and the Company's Corporate Governance Guidelines, effective immediately, in certain respects with respect to independence requirements for specified directors and independence evaluations that the Compensation and Development Committee should make with respect to any compensation consultant, legal counsel or other advisor to that Committee.

On July 25, 2013, the Board amended the first sentence to Section 3.2(d) of the Company's By-laws, effective immediately, to provide that non-employee director compensation may include chairperson fees and participation in the director stock plan, retirement plan and deferred compensation plan.

The By-laws, committee charters and Corporate Governance Guidelines, each as amended, were promptly posted on the Company’s website, www.sensient.com.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-laws of Sensient Technologies Corporation as amended as of July 25, 2013, which is filed as Exhibit 3.2 to this Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Report on Form 8-K:

Exhibit 3.2	Amended and Restated By-laws of Sensient Technologies Corporation as amended as of July 25, 2013.

Exhibit 10.1	Sensient Technologies Corporation 2012 Non-Employee Directors Stock Plan (Amended and Restated as of July 25, 2013).

Exhibit 10.2	Sensient Technologies Corporation Non-Employee Directors' Retirement Plan (Amended and Restated as of July 25, 2013).

Exhibit 99.1	Sensient Technologies Corporation Press Release dated July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John L. Hammond

Name:	John L. Hammond

Title:	Senior Vice President, General Counsel and Secretary

Date:	July 25, 2013

EXHIBIT INDEX

Exhibit 3.2	Amended and Restated By-laws of Sensient Technologies Corporation as amended as of July 25, 2013.

Exhibit 10.1	Sensient Technologies Corporation 2012 Non-Employee Directors Stock Plan (Amended and Restated as of July 25, 2013).

Exhibit 10.2	Sensient Technologies Corporation Non-Employee Directors' Retirement Plan (Amended and Restated as of July 25, 2013).

Exhibit 99.1	Sensient Technologies Corporation Press Release dated July 25, 2013.